EXHIBIT 10.51

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is made and entered into as of this 31st day of December, 2009 by and among Lightning Poker, Inc., a Pennsylvania corporation (the “Company”) and Stewart J. Greenebaum, LLC

WITNESSETH:

WHEREAS, the Company and the Lender have heretofore entered into a Loan Agreement dated as of June 27, 2007(the “Loan Agreement) and

WHEREAS, the Company and the Lender desire to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not defined herein shall have the meanings given to them in the Loan Agreement and the First Amendment.

2.
Amendment. The Loan Agreement, the Promissory Notes that form part of the Exhibits thereto are hereby amended to extend the date upon which the Promissory Notes and accrued interest shall be deemed paid in full to June 30, 2011.

3.	Loan Documents. Except as expressly amended by the terms of this Amendment, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.

WITNESS the due execution of this Amendment as of the day and year first above written.

Lightning Poker, Inc.

By: /s/ Robert D. Ciunci

Title:             CFO

LENDER

Stewart J. Greenebaum, LLC

By: /s/ Stewart J. Greenebaum
Title: ________________________________________